                                                                   Exhibit 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                      31-4148768
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

100 EAST BROAD STREET
COLUMBUS, OHIO                                        43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                              100 EAST BROAD STREET
                            COLUMBUS, OHIO 43271-0181
           ATTN: STEVEN M. WAGNER, FIRST VICE PRESIDENT (312) 732-3163
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                           WENDY'S INTERNATIONAL, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



               OHIO                                   31-0785108
   (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)


P.O. BOX 256
4288 WEST DUBLIN-GRANVILLE ROAD
DUBLIN, OHIO                                          43017-0256
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
                         INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.;
                  Federal Reserve Bank of Cleveland, Cleveland, Ohio.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                                       2
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                  7.  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of October, 2001.




                      BANK ONE, NATIONAL ASSOCIATION,


                       BY: /s/STEVEN M. WAGNER
                           -----------------------
                           STEVEN M. WAGNER
                           FIRST VICE PRESIDENT


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.



                                       3

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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                October 4, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Wendy's International, Inc., and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE, NATIONAL ASSOCIATION



                               BY:  /s/ STEVEN M. WAGNER
                                    --------------------
                                    STEVEN M. WAGNER
                                    FIRST VICE PRESIDENT

                                    EXHIBIT 7


BANK ONE, NA FFIEC 041
Legal Title of Bank RC-1
COLUMBUS
City 10
OH 43271
State Zip Code

Transmitted to EDS as 0142024 on 07/30/01 at 12:08:03 CST

FDIC Certificate Number - 06559

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                          Dollar Amounts in Thousands    RCON      Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) ____________________________________________   0081       2,117,162 1.a
b. Interest-bearing balances (2) _____________________________________________________________________   0071           8,938 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) ________________________________________   1754               0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D) ______________________________________   1773       3,887,290 2.b
3. Federal funds sold and securities purchased under agreements to resell ____________________________   1350       1,860,044 3
4. Loans and lease financing receivables (from Schedule RC-C):
a. LOANS AND LEASES HELD FOR SALE ____________________________________________________________________   5369         781,928 4.a
b. LOANS AND LEASES, NET OF UNEARNED INCOME __________________________ B528      29,751,071 4.b
c. LESS: Allowance for loan and lease losses _________________________ 3123         466,690 4.c
d. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (ITEM 4.b MINUS 4.c) _______________________   B529      29,284,381 4.d
5. Trading assets (from Schedule RC-D) _______________________________________________________________   3545          44,255 5
6. Premises and fixed assets (including capitalized leases) __________________________________________   2145         299,092 6
7. Other real estate owned (from Schedule RC-M)_______________________________________________________   2150          22,630 7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) __________   2130         531,310 8
9. Customers' liability to this bank on acceptances outstanding ______________________________________   2155               0 9
10. Intangible assets
a. GOODWILL __________________________________________________________________________________________   3163          57,031 10.a
b. OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M) ______________________________________________________   0426          12,636 10.b
11. Other assets (from Schedule RC-F)_________________________________________________________________   2160       2,337,553 11
12. Total assets (sum of items 1 through 11) _________________________________________________________   2170      41,244,250 12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


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BANK ONE, NA FFIEC 041
Legal Title of Bank RC-2

Transmitted to EDS as 0142024 on 07/30/01 at 12:08:03 CST

FDIC Certificate Number - 06559 11

SCHEDULE RC - CONTINUED

                                                                          Dollar Amounts in Thousands    RCON      Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) ___________________________ 2200     16,517,151  13.a
(1) Noninterest-bearing (1) ________________________________________________ 6631      6,261,608  13.a.1
(2) Interest-bearing _______________________________________________________ 6636     10,255,543  13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase _________________________ 2800      5,364,612  14
15. Trading liabilities (from Schedule RC-D) ___________________________________________________________ 3548         53,900  15
16. OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND OBLIGATIONS UNDER
CAPITALIZED LEASES) (FROM SCHEDULE RC-M): ______________________________________________________________ 3190     13,225,259  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ___________________________________________ 2920              0  18
19. Subordinated notes and debentures (2) ______________________________________________________________ 3200      1,460,000  19
20. Other liabilities (from Schedule RC-G) _____________________________________________________________ 2930      1,567,443  20
21. Total liabilities (sum of items 13 through 20)  ____________________________________________________ 2948     38,188,365  21
22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES______________________________________________________ 3000        300,258  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ______________________________________________________ 3838              0  23
24. Common stock _______________________________________________________________________________________ 3230        127,044  24
25. Surplus (exclude all surplus related to preferred stock) ___________________________________________ 3839      1,844,558  25
26. a. Retained earnings________________________________________________________________________________ 3632        803,236  26.a
b. ACCUMULATED OTHER COMPREHENSIVE INCOME (3)___________________________________________________________ B530        (19,211) 26.b
27. OTHER EQUITY CAPITAL COMPONENTS (4) ________________________________________________________________ A130              0  27
28. Total equity capital (sum of items 23 through 27)___________________________________________________ 3210      2,755,627  28

29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)______________ 3300     41,244,250  29
Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best describes the
most comprehensive level of auditing work performed for the bank by independent external                 RCON  Number
auditors as of any date during 2000 ____________________________________________________________________ 6724     N/A   M. 1
1 = Independent audit of the bank conducted in accordance                     4 = Directors' examination of the bank conducted
with generally accepted auditing standards by a certified                         in accordance with generally accepted auditing
public accounting firm which submits a report on the bank                         standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company                        (may be required by state chartering authority)
conducted in accordance with generally accepted auditing                      5 = Directors' examination of the bank performed by
standards by a certified public accounting firm which                             other external auditors (may be required by state
submits a report on the consolidated holding company (but                         chartering authority)
not on the bank separately)                                                   6 = Review of the bank's financial statements by
3 = ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE                             external auditors
EFFECTIVENESS OF THE BANK'S INTERNAL CONTROL OVER FINANCIAL                   7 = Compilation of the bank's financial statements by
REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM                                   external auditors
                                                                              8 = Other audit procedures (excluding tax
                                                                                  preparation work)
                                                                              9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.